Exhibit 99.1
JLL Income Property Trust Fully Subscribes
$200 Million Diversified DST Portfolio

Chicago (May 1, 2023) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with $7 billion in portfolio assets, announced today that it has fully subscribed JLLX Diversified II, DST. The five-property, $200 million diversified portfolio was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to defer taxes on gains from the sale of appreciated real estate.

JLLX Diversified II, DST featured five institutional-quality properties diversified by property type, geography and tenant profile. The portfolio included:

•Silverstone Marketplace – a class-A, grocery-anchored shopping center located in the Phoenix metropolitan area leased to Sprout’s Farmers Market and a range of high-quality inline tenants.
•Suwanee Distribution Center – a high-quality, bulk industrial distribution facility in the greater Atlanta market leased to Mitsubishi.
•Three medical office properties – the South Reno Medical Center, Duke Medical Plaza and Sugarland Medical Plaza, which are leased to a select group of creditworthy medical tenants.

“JLLX Diversified II, DST was our largest 1031 exchange offering to date,” said Drew Dornbusch, Head of JLL Exchange. “We experienced significant demand from wealth management firms and their property owner clients who recognized the high quality nature of the real estate, the diversification benefits of the portfolio, and the innovation of our JLL Exchange offering.”

“From its inception, our JLL Exchange platform was designed as a sophisticated tax and estate planning tool for high-net-worth property owners,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “The successful syndication of this $200 million offering is a proof point that the program is resonating with 1031 exchange investors and their financial advisors. Despite a slowdown in the traditional syndicated DST marketplace, we see continued strong demand for our innovative real estate exchange solution.”

Since launching the program in 2020, JLLX has attracted approximately $900 million across 16 DST offerings from property owners seeking to defer taxes on appreciated investment real estate. JLL Income Property Trust has completed 6 full cycle UPREIT transactions totaling nearly $470 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding real properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $79 billion of assets in private and public real estate property and debt investments as of Q4 2022. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com
Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com